Exhibit (11) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Financial Highlights" and to the use of our report dated April 9, 1997, in Post-Effective Amendment Number 33 to the Registration Statement (Form N-1A No. 2-66437) and the related Prospectus of Edward D. Jones & Co. Daily Passport Cash Trust dated April 30, 1997.



By:/s/ Ernst & Young LLP
   ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
April 21, 1997